Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

This Amendment to Credit Agreement (this “Amendment”), dated as of October 3, 2019, is entered into by and among ANAPLAN, INC. (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, with respect to the following:

A.The above mentioned parties have previously entered into that certain Credit Agreement, dated as of April 30, 2018 (as amended, restated or otherwise modified and in effect immediately prior to the date hereof, the “Credit Agreement”).  Capitalized terms are used in this Amendment as defined in the Credit Agreement, unless otherwise defined herein.

B.The Borrower has requested certain amendments to the Credit Agreement, and the Administrative Agent and the Lenders are willing to grant such request on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

1.Effectiveness.  The provisions of Section 2 of this Amendment shall not be effective until the Amendment Effective Date (as defined in Section 4 below).

2.Amendments.  On the terms and subject to the conditions set forth herein:

(a)Permitted Acquisition.  Clause (i) of the definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i)the Borrower shall have obtained the prior written consent of the Administrative Agent and the Required Lenders prior to the consummation of such Acquisition if the Permitted Acquisition Consideration for such Acquisition, when taken together with the Permitted Acquisition Consideration for all other Acquisitions (or series of related Acquisitions) consummated after October 3, 2019, exceeds $50,000,000 in the aggregate; and”.

(b)Divisions.  Article I of the Credit Agreement is further amended by adding thereto a new Section 1.12 as follows:

“SECTION 1.12Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

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(c)QFCs.  Article XI of the Credit Agreement is hereby amended to add thereto a new Section 11.24 as follows:

“SECTION 11.24Acknowledgement Regarding any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)As used in this Section 11.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(c)Each Loan Document is hereby amended to incorporate by reference the provisions of this Section 11.24, mutatis mutandis.”

3.Representations and Warranties.  In order to induce the Lenders and the Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to the Administrative Agent and each Lender that (a) the representations and warranties set forth in Article VI of the Credit Agreement (as amended by this Amendment) and in each of the other Loan Documents, are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects after giving effect to any such qualification) as of the Amendment Effective Date (except to the extent that such representations and warranties expressly relate to an earlier date), and as if each reference in said Article VI and the other Loan Documents to “this Agreement” and “the Loan Documents” included a reference to this Amendment and (b) no Default or Event of Default has occurred and is continuing.

4.Conditions Precedent.  The effectiveness of the provisions of Section 2 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the date such conditions are satisfied being the “Amendment Effective Date”):

(a)The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent, the Lenders and the Guarantor.

(b)The representations and warranties of the Borrower contained in this Amendment shall be true and correct.

5.Reaffirmation.  Except as amended by the terms herein, the Credit Agreement and each other Loan Document remain in full force and effect and are hereby ratified and reaffirmed by the Borrower.  This Amendment contains the entire agreement of the parties hereto and supersedes any and all prior agreements or understandings between the parties, written or oral, respecting the subject matter hereof.  If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, or any other Loan Document, the terms and provisions of this Amendment shall govern.

6.Counterparts.  This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Amendment may execute this Amendment by executing a counterpart of such agreement.  Transmission by facsimile (or by email of a PDF or similar electronic image file) of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

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7.Governing Law.  This Amendment shall be governed by, construed and enforced in accordance with, the law of the State of New York.

8.Attorneys’ Fees and Other Costs.  The Borrower acknowledges and agrees that all reasonable costs and out-of-pocket expenses of the Administrative Agent (including, without limitation, all reasonable costs and expenses of outside counsel to the Administrative Agent) incurred in connection with this Amendment will be paid in accordance with Section 11.3 of the Credit Agreement.

9.Miscellaneous.  This Amendment is a Loan Document as defined in the Credit Agreement, and the indemnification, waiver of jury trial, submission to jurisdiction and other provisions of the Credit Agreement generally applicable to Loan Documents are applicable hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ANAPLAN, INC.

By:/s/ David H. Morton, Jr.
Name:David H. Morton, Jr.

Title:Chief Financial Officer

[Signature Page to Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:/s/ Lydia Diaconou
Name:Lydia Diaconou

Title:Director

[Signature Page to Amendment]

COMERICA BANK,
as a Lender

By:/s/ Bradley Kiley
Name:Bradley Kiley

Title:Vice President

[Signature Page to Amendment]

The undersigned hereby acknowledges (a) that it expects to realize substantial direct and indirect benefits as a result of this Amendment and (b) it has received and reviewed the terms and conditions hereof.  The undersigned hereby, to the extent it is a party to any Security Document or the Guaranty Agreement, (i) affirms and confirms its guarantee, pledge, grant and other agreements under each such Security Document and the Guaranty Agreement and (ii) agrees that, notwithstanding the effectiveness of this Amendment, each such Security Document, the Guaranty Agreement and all guarantees, pledges, grants and other agreements thereunder shall continue to be in full force and effect in respect of, and to secure, the Secured Obligations and the Guaranteed Obligations (as defined in the Guaranty Agreement), as applicable.

ANAPLAN LIMITED

By:/s/ Gary Spiegel
Name:Gary Spiegel

Title:Director

[Signature Page to Amendment]